Exhibit 10.5

EXHIBIT 10.5: MATERIAL CONTRACTS

Burgauer – Peckham Option Agreement and Amendment

Certain confidential portions of this Exhibit, marked with brackets and asterisks (“[***]”), have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The redacted information is (i) not material and/or (ii) would constitute personal private information (e.g., home addresses, email addresses, passport numbers), the disclosure of which would present a risk of competitive harm or invasion of personal privacy. An unredacted copy of this Exhibit will be provided to the Securities and Exchange Commission upon request.

AMENDMENT TO OPTION
AGREEMENT

The Option Agreement made and entered into as of this 25th day of October, 2023, ("Option Agreement"), by and between:

(“Owner”) Guy A. Peckham With an address at: [***] [***], China I hold: [***] Passport # [***]	(“Option Holder”) James O. Burgauer I reside at: [***] [***], NV [***] I hold: [***] Passport # [***]

(hereafter each a "Party" and collectively the "Parties") is hereby amended as follows.

WITNESSETH:

WHEREAS, the Parties reaffirm that the creation, empowerment, and sale of said Option and the related potential transfer of the all of the rights associated with said Optioned Property have been approved and consented to by Owner and all actions required by any applicable law or otherwise by the Owner with regard to such sale and transfer have been appropriately authorized;

WHEREAS, the Parties reaffirm that the purchase and sale of said Option and the related potential transfer of all of the rights associated with said Optioned Property have been approved and consented to by Option Holder and all actions required by any applicable law or otherwise by the Option Holder with regard to such sale and transfer have been appropriately authorized;

WHEREAS, the Parties now agree that the tendering of a Promissory Note in the amount of [***] United States dollars ([***] USD) by Option Holder, payable to Owner, shall be deemed full payment of the remaining obligation of Option Holder and shall fully complete Option Holder's obligations and Owner shall now cause the ownership of all of the Optioned Property to finally and fully pass from Owner to Option Holder by virtue of the actions being taken herein by the Parties; and

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the Parties hereto do hereby agree:

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1.To amend the Option Agreement to embody the changes to the terms and conditions of the instant Amendment to Option Agreement as have been stated in the Recital Section of this Amendment to Option Agreement, all of which are hereby included and incorporated herein by reference;

2.           That, by delivery of the Promissory Note attached hereto, payable to Owner in the Principal Amount of [***] United States dollars ([***] USD), the obligations of exercise of Option Holder shall be deemed complete and the transfer of ownership of Optioned Property from Owner to Option Holder shall be deemed complete;

3.That there shall be no further obligation outstanding on the part of Option Holder to Owner under this Option Agreement, and the only obligation that shall remain outstanding on the part of Option Holder to Owner shall be the payment of the obligations arising out of and under the terms of the Promissory Note between the Parties as defined therein; and,

4.That the only obligation outstanding on the part of Owner to Option Holder under this Option Agreement, shall be the prompt completion of any and all documentary requests by any and all parties who are presently, or may be in the future, engaged by either Party to facilitate and effectuate the transfer of property from Owner to Option Holder of the Optioned Property, including but not limited to the documentary requirements of Nevada Agency and Transfer Company ("NATCO") and MineralRite Corporation.

IN WITNESS WHEREOF, this Amendment to Option Agreement has been executed on the 10th day of March, 2025, ("Effective Date") by each of the individual Parties hereto who each warrant and attest that they are duly authorized to enter into this Option Agreement.

Signed, sealed and executed:

OWNER: GUY A. PECKHAM

BY:	/s/ Wade Peckham
Wade Peckham, Attorney-in-Fact

OPTION HOLDER: JAMES BURGAUER

BY:	/s/ James Burgauer
James Burgauer

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Promissory Note

Pursuant to Option Agreement dated October 25, 2023,

("Option Agreement")

RECITATIONS:

Date	March 10, 2025

Option Holder	James Burgauer [***] [***], NV [***]

Owner

Guy Peckham

Payments to be made pursuant to the instructions

referenced in the email dated Sat, Nov 18, 2023 at 8:23 AM

From Guy Peckham <g[***].com>

To: James Burgauer <j[***].com>

Payee address:

Wade Peckham

[***]

[***], Manitoba, Canada [***]

Principal Amount	[***]

Term	Full payment under this Promissory Note is due and payable by the 31st of December 2026. Monthly payments are not required.

Interest Rate	Pursuant to the terms of the Option Agreement, no interest shall be applied to the Original Principal Amount

OBLIGATIONS:

INTEREST RATE: Annual interest rate on unpaid amounts shall be as specified in the Interest Rate subsection of the Recitations, subject to the default rate being the maximum amount permitted by the Laws of the State of Texas.

PAYMENT TERMS.  This Promissory Note is due and payable as specified in the Term subsection of the Recitations.

OPTION HOLDER PRE-PAYMENT RIGHT.  Option Holder reserves the right to prepay this Promissory Note in whole or in part, prior to maturity, without penalty.

PLACE FOR PAYMENT.  Option Holder promises to pay to Owner at the address so specified in the Owner subsection of the Recitations.

DEFAULT AND ACCELERATION CLAUSE.  If Option Holder defaults in the payment of this Promissory Note or in the performance of any obligation, and the default continues after Owner gives Option Holder notice of the default and the time within which it must be cured, as may be required by law or written agreement, then Owner may declare the unpaid principal balance and earned interest on this Promissory Note immediately due.  Option Holder and

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each surety, endorser, and guarantor waive all demands for payment, presentation for payment, notices of intentions to accelerate maturity, notices of acceleration of maturity, protests, and notices of protest, to the extent permitted by law.

INTEREST ON PAST DUE INSTALLMENTS AND CHARGES.  All past due installments of principal and/or interest and/or all other past-due incurred charges shall bear interest after maturity at the maximum amount of interest permitted by the Laws of the State of Texas until paid.  Failure by Option Holder to remit any payment by the due 15th day following the date that such payment is due entitles the Owner hereof to declare the entire principal and accrued interest immediately due and payable.  Owner’s forbearance in enforcing a right or remedy as set forth herein shall not be deemed a waiver of said right or remedy for a subsequent cause, breach or default of the Option Holder’s obligations herein.

MAXIMUM INTEREST.  Interest on this debt evidenced by this Promissory Note shall not exceed the maximum amount of non-usurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of the maximum shall be credited on the principal of the debt or, if that has been paid, refunded.  On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded.  This provision overrides other provisions in this instrument (and any other instruments) concerning this debt.

FORM OF PAYMENT.  Any check, draft, Money Order, or other instrument given in payment of all or any portion hereof may be accepted by the holder and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the holder hereof except to the extent that actual cash proceeds of such instruments are unconditionally received by the Owner and applied to this indebtedness in the manner elsewhere herein provided.

ATTORNEY’S FEES.  If this Promissory Note is given to an attorney for collection or enforcement, or if suit is brought for collection or enforcement, or if it is collected or enforced through probate, bankruptcy, or other judicial proceeding, then Option Holder shall pay Owner all costs of collection and enforcement, including reasonable attorney’s fees and court costs in addition to other amounts due.

SEVERABILITY.  If any provision of this Promissory Note or the application thereof shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Promissory Note nor the application of the provision to other persons, entities or circumstances shall be affected thereby, but instead shall be enforced to the maximum extent permitted by law.

BINDING EFFECT.  The covenants, obligations and conditions herein contained shall be binding on and inure to the benefit of the heirs, legal representatives, and assigns of the parties hereto.

DESCRIPTIVE HEADINGS.  The descriptive headings used herein are for convenience of reference only and they are not intended to have any effect whatsoever in determining the rights or obligations under this Promissory Note.

CONSTRUCTION.  The pronouns used herein shall include, where appropriate, either gender or both, singular and plural.

GOVERNING LAW.  This Promissory Note shall be governed, construed and interpreted by, through and under the Laws of the State of Texas.

Option Holder is responsible for all obligations represented by this Promissory Note.

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EXECUTED this 10th day of March, 2025.

[Option Holder’s Signature:]

/s/ James Burgauer
James Burgauer

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OPTION AGREEMENT

This Option Agreement is made and entered into as of this 25th day of October, 2023 ("Effective Date") by and between:

(“Owner”) Guy A. Peckham I reside at: [***] [***], China I hold: [***] Passport # [***]	(“Option Holder”) James O. Burgauer I reside at: [***] [***], NV [***] I hold: [***] Passport # [***]

(hereafter each a "Party" and collectively the "Parties").

WITNESSETH:

WHEREAS, the Owner is the owner of all rights associated with the property commonly referred to as:

●	One hundred and five thousand (105,000) shares of MineralRite Corporation Series A Preferred stock; and

●	Thirteen thousand five hundred (13,500) shares of MineralRite Corporation Series B Preferred stock; and

●	Five thousand (5,000) shares of MineralRite Corporation Series C Preferred stock; (hereafter collectively "Optioned Property");

WHEREAS, the Owner now wishes to create a legal instrument ("Option") which, upon the terms of exercise, will transfer all of Owner’s rights associated with said Optioned Property to Option Holder, thereby making the Option Holder the full and legal Owner of all rights associated with said Optioned Property;

WHEREAS, the Owner now wishes to sell said Option to Option Holder;

WHEREAS, the Option Holder agrees to purchase said Option from Owner;

WHEREAS, the creation, empowerment, and sale of said Option and the related potential transfer of the all of the rights associated with said Optioned Property have been approved and consented to by Owner and all actions required by any applicable law or otherwise by the Owner with regard to such sale and transfer have been appropriately authorized;

WHEREAS, the purchase of said Option and the related potential transfer of all of the rights associated with said Optioned Property have been approved and consented to by Option Holder and all actions required by any applicable law or otherwise by the Option Holder with regard to such sale and transfer have been appropriately authorized;

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the parties hereto do hereby agree as follows:

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1.DESCRIPTION OF OPTIONED PROPERTY. The property which Owner owns and which Option Holder is hereby purchasing an option to acquire, is described as :

●	One hundred and five thousand (105,000) shares of MineralRite Corporation, Series A Preferred stock, no par value; and

●	Thirteen thousand five hundred (13,500) shares of MineralRite Corporation Series B Preferred stock, no par value; and

●	Five thousand (5,000) shares of MineralRite Corporation Series C Preferred stock, no par value; and

●	all rights associated therewith, including but not limited to, preference, voting, weighted voting, super voting, adjustment, liquidation, and conversion rights, granted to said shares pursuant to the Articles of Incorporation, the Certificate of Merger, or as have been granted under the Texas Business Organization Code or by any other legal or contract means.

2. PURCHASE OF OPTION. The Owner hereby sells to the Option Holder and Option Holder hereby buys from Owner said Option for the total purchase price of one dollar ($1.00), the receipt and sufficiency of which are hereby acknowledged.

3. PERIOD OF EXERCISE. The Option granted hereunder shall be exercisable by the Option Holder at any time prior to the expiration of the Option which shall be 11:59 pm PST on the 31st day of December, 2026 ("Expiration Date and Time").

4. EXERCISE PRICE OF OPTION. The price to be paid by Option Holder to Owner upon exercise of the Option shall be the total purchase price of [***] dollars ([***])

5. MANNER OF EXERCISE. The Option granted hereunder shall be exercised by delivering written notification, pursuant to and performed in accordance with Section 9(c) below, to the Owner specifying the Option Holder’s desire to exercise said Option, and Owner shall immediately deliver to Option Holder all such bills of sale, endorsements, assignments and other good and sufficient instruments of conveyance and transfer in form satisfactory to Option Holder’s counsel and containing full warranties of title, as shall be effective to vest in Option Holder good, absolute and marketable title to Optioned Property, free and clear of all liens, charges, encumbrances and restrictions whatsoever and shall take all such steps as may be required to put Option Holder in actual possession, operation and control of Optioned Property.

6. PROTECTION OF OPTIONED PROPERTY. The Owner hereby agrees, at all times during the period of time between the Effective Date and the Expiration Date and Time, to exercise all reasonable and customary care and consideration in the management of the Optioned Property in order to protect and preserve the assets and interests of the Optioned Property including, but not limited to, all real property, reputation and goodwill.

7. VOTING OF OPTIONED PROPERTY. The Owner hereby agrees to allow the Option Holder to vote all of the shares of the Optioned Property, for any and all matters for which the Owner might otherwise be entitled to vote, during the term of this Option Agreement.

8.SPECIAL PRO-RATA PURCHASE.

a.	Pro-rata purchase by Option Holder. The Parties hereby agree that the Option Holder may, unilaterally, at his sole discretion, exercise any percentage portion of the options being purchased and sold herein, and the Exercise Price of Option and the Optioned Property shall be pro-rated according to the percentage that the Option Holder chooses to exercise. For example, if the Option Holder only chooses to exercise seventy five (75%) of the options being acquired hereunder, then the number of shares of each component of the Optioned Property will be reduced to seventy five (75%) percent of the total number of shares represented herein and the monetary requirement shall also be reduced to seventy five (75%) percent of the Exercise Price.
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b.	Retention by Owner. The Parties hereby agree that the Owner may, unilaterally, at his sole discretion, reduce the exercise percentage of the options being purchased and sold herein by an amount not to exceed twenty (20%) percent, thereby reducing the amount that the Option Holder is allowed to exercise to no less than eighty (80%) percent of the options being acquired hereunder. For example, if the Owner chooses to reduce the exercise percentage of the options being purchased hereunder by the maximum amount permitted, which is twenty (20%) percent, then each component of the Optioned Property shall be reduced to eighty (80%) percent of the total number of shares represented herein and the monetary requirement shall also be reduced to eighty (80%) percent of the Exercise Price.

9. GENERAL PROVISIONS.

a.	No Waiver. None of the provisions of this Option Agreement shall be deemed to have been waived by any act, omission, or acquiescence on the part of the disclosing party without a written instrument signed by the disclosing party. No waiver by a party of any breach shall be effective unless in writing, and no waiver shall be construed as a waiver of any succeeding breach, whether or not of the same or a different term or condition;

b.	Interpretation. This Option Agreement shall be construed as to its fair meaning and not strictly for or against either party.

c.	Notices. All notices, requests, demands and other communications which are required or may be given under this Option Agreement shall be in writing and shall be deemed to have been duly given if delivered or mailed via first class or certified mail, postage prepaid, return receipt requested or overnight courier, return receipt requested, to the Party at the address given above or to such other address as such party shall have specified by notice in writing to the other party.

d.	Arbitration. The Parties hereto expressly agree to arbitrate any and all disputes that may arise between them concerning the performance of this Option Agreement with any recognized United States of America Arbitration service. Said arbitration shall be the exclusive venue for seeking legal redress. The Parties agree to equally share the initial cost of any such arbitration. Attorney’s fees and costs shall be awardable to the prevailing Party.

e.	Captions. The captions of this Option Agreement are for convenience and reference only and in no way define, describe, extend, or limit the scope or intent of this Option Agreement, or the intent of any provisions hereof.

f.	Time of the Essence. Time and timely performance are of the essence of this Option Agreement and of the covenants and provisions hereunder.

g.	Option Agreement Procedures. Unless specifically disallowed by law, should litigation arise hereunder, service of process therefore may be obtained through certified mail, return receipt requested; the parties hereto waiving any and all rights they may have to object to the method by which service was perfected.

h.	Entire Option Agreement; Amendments. This Option Agreement (including the exhibits hereto and all documents and papers delivered pursuant hereto and any written amendments hereof executed by the parties to this Option Agreement) constitutes the entire agreement, and supersedes all prior agreements and understandings, oral and written, among the parties to this Option Agreement. This Option Agreement may be amended only by written agreement executed by all of the Parties hereto.

i.	Severability. If any provision of this Option Agreement is deemed unenforceable or invalid, the Option Agreement shall be ineffective only to the extent of such provisions, and the enforceability or validity of the remaining provisions of this Option Agreement shall not be affected thereby.

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j.	Indemnification. Under no circumstances shall either Party be liable for any act, omission, contract, debt or other obligation of any kind of the other Party or any person in the employ of the other Party, including but not limited to, any officer, director, employee, agent, representative, independent contractor, subcontractor, consultant, sales agent or other person acting for or on behalf of the other Party. Each Party shall indemnify and hold the other Party harmless from any and all claims, liabilities, losses, damages or expenses (including reasonable attorneys, fees and costs) arising directly or indirectly from, as a result of, or in connection with, the Party’s operation of the Party’s services. The terms of this indemnity shall survive the termination of this Option Agreement.

k.	Gender. Whenever used in this Option Agreement, the singular shall include the plural, the plural shall include the singular, and the neuter gender shall include the male and female as well as a trust, company, corporation, or other legal domestic or foreign entity, all as the context and meaning of this Option Agreement may require.

l.	Assignment. This Option Agreement may not be transferred or assigned in whole or in part by operation of law or otherwise by the Owner without the prior written consent of the Option Holder, but may be transferred, sold or assigned by Option Holder without restriction.

m. Binding Effect. This Option Agreement shall bind, and except as specifically provided in the Option Agreement, shall inure to the benefit of, the respective heirs and legal representatives of the Parties hereto.

n. Acceptance of Terms. By signing below, the Parties acknowledge to have received, read and understood a complete copy of this Option Agreement and further agree to each and every term, covenant and condition contained herein.

IN WITNESS WHEREOF, this Option Agreement has been executed on the Effective Date by each of the individual Parties hereto who each warrant and attest that they are duly authorized to enter into this Option Agreement.

[ SIGNATURE PAGE TO FOLLOW ]

Signed, sealed and delivered in the presence of :

OWNER:

BY:	/s/ Guy Peckham.
Guy Peckham

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Witness:

I hereby attest that: (i) the aforementioned individual, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to this Option Agreement, (ii) acknowledged that he executed this Option Agreement knowingly and willfully; and (iii) I further declare, under penalty of perjury, that such individual whose name is appears to be of sound mind and under no duress, fraud or undue influence.

BY:	/s/ Wade Peckham.

PRINTED NAME:	Wade Peckham.

OPTION HOLDER:

BY:	/s/ James Burgauer.

Witness:

I hereby attest that: (i) the aforementioned individual, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to this Option Agreement, (ii) acknowledged that he executed this Option Agreement knowingly and willfully; and (iii) I further declare, under penalty of perjury, that such individual whose name is appears to be of sound mind and under no duress, fraud or undue influence.

BY:	/s/ James Bame.

PRINTED NAME:	James Bame

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